                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to ss. 240.14a-12

                        BridgeStreet Accommodations, Inc.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

[BRIDGESTREET(R) ACCOMMODATIONS LOGO]

NEWS RELEASE

FOR IMMEDIATE RELEASE

              BRIDGESTREET ACCOMMODATIONS, INC. REACHES DEFINITIVE
            AGREEMENT TO MERGE WITH MERISTAR HOTELS AND RESORTS, INC.

     CLEVELAND, March 24, 2000-BridgeStreet Accommodations, Inc. (AMEX:BDS) today announced that it has agreed to be acquired by MeriStar Hotels & Resorts, Inc. (NYSE:MMH), the nation's largest independent management company, in a merger in which each outstanding share of BridgeStreet would be exchanged for $1.50 in cash plus 0.5 share of MeriStar common stock. Total consideration per share of BridgeStreet is estimated to be approximately $3.00. The merger is subject to approval of the stockholders of BridgeStreet and other customary conditions.

     The $35 million projected aggregate value of the transaction includes $24 million for the approximately 8 million outstanding shares of BridgeStreet common stock plus $11 million to retire BridgeStreet's existing debt.

     John Danneberg, president and chief executive officer, stated, "The merger with MeriStar will strengthen BridgeStreet's ability to serve its customers in the increasingly competitive corporate extended stay market. MeriStar's financial and marketing resources will enhance BridgeSteet's ability to expand its domestic and international operations. With the focus on Fortune 2000 business travelers and major consulting companies, there are good marketing synergies between the two companies."

     BridgeStreet offers upscale, fully furnished apartments, townhouses and condominiums primarily for business travelers and relocating corporate executives who need lodging for one night up to several months or more. A typical unit is considerably larger and its cost per night considerably lower than traditional and extended-stay hotels. The company's diverse customer base centers on Fortune 2000 corporations, professional firms and travel-wise individuals.

     BridgeStreet's toll-free number is 1-800-B-STREET for calls from the U.S. or Canada. Feel free to visit our web site at www.bridgestreet.com.

     MeriStar Hotels & Resorts operates 235 hospitality and leisure properties with more than 46,000 rooms and 10 golf courses in 34 states, the District of Colombia, Canada, Puerto Rico and the U.S. Virgin Islands. For more information about MeriStar Hotels & Resorts, visit MeriStar's web site:

Page -2-
March 24, 2000
Press Release - BSA Reaches Definitive Agreement to
Merge with MeriStar Hotels & Resorts, Inc.

     This release contains forward-looking statements, which involve risks and uncertainties. The company's actual results may differ significantly from results discussed in the forward-looking statements due to a number of important factors, including, but not limited to, the company's planned rapid expansion, risks related to acquisition financing, dependence on third parties, market acceptance of the company's brand name, and factors affecting travel. These factors are more fully discussed in the company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (File No. 333-39187).

     ALL STOCKHOLDERS OF BRIDGESTREET ARE URGED TO READ BRIDGESTREET'S PROXY STATEMENT RELATING TO THE SPECIAL MEETING OF BRIDGESTREET'S STOCKHOLDERS THAT WILL BE CALLED FOR THE PURPOSE OF APPROVING THE MERGER WHEN THE PROXY STATEMENT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION DESCRIBED IN THIS PRESS RELEASE. SUCH INFORMATION WILL INCLUDE THE STOCK OWNERSHIP AND OTHER INTERESTS IN THE TRANSACTION OF BRIDGESTREET'S DIRECTORS AND EXECUTIVE OFFICERS, WHO WILL BE PARTICIPATING IN THE SOLICITATION OF PROXIES RELATED TO THE TRANSACTION, AND MERISTAR'S EXECUTIVE OFFICERS, WHO MAY BE PARTICIPATING IN THE SOLICITATION OF SUCH PROXIES.

     ONCE COMPLETED, BRIDGESTREET WILL MAIL ITS PROXY STATEMENT TO EACH OF ITS STOCKHOLDERS. THE COMPANY'S PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (www.sec.gov). FURTHER, WHEN THEY ARE AVAILABLE, THE COMPANY'S NOTICE OF MEETING AND PROXY STATEMENT WILL BE AVAILABLE FOR FREE FROM THE COMPANY BY CONTACTING INVESTOR RELATIONS,
AT 330-405-6060.

                                      * * *

For further information contact:      BridgeStreet Accommodations, Inc.
                                      John E. Danneberg, President and CEO,
                                      (330) 405-6060
                                      www.bridgestreet.com